UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 9, 2009

HOSPIRA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

At regular meetings of the Board of Directors and the Compensation Committee of Hospira, Inc. (the “Company”) on December 9, 2009, the following actions with respect to certain of the Company’s executive compensation plans, contracts and arrangements were taken.

•                  Upon the recommendation of the Compensation Committee, the Board adopted a policy regarding the recoupment of any bonus, equity-based award or other compensation (“Compensation”) given to a current or former executive officer (as defined in the policy and hereinafter referred to as “Covered Officer”) in the event of a restatement of the Company’s published financial results.  Under the policy, if the Compensation Committee determines that any Compensation was made to a Covered Officer based on those published financial statements, the Committee may adjust such compensation negatively or positively within 60 months of the restatement, and may seek to recover the part of any Compensation that was paid based upon the financial performance in the published financial statements that was subsequently restated.

•                  Upon the recommendation of the Compensation Committee, the Board approved an amendment to the Company’s Non-Qualified Savings and Investment Plan.  The amendment mirrors a change in employer contributions to the Company’s qualified 401(k) plan and provides for the following employer matching contributions (stated as a percentage of the employee’s compensation):

Employee Contributions	Employer Matching Contributions
2%	5%
3%	6%
4%	6.5%
5%	7%

Previously, the employer contribution was 6% of the compensation of any participant who elected to contribute at least 3% of his or her compensation.

•                  The Compensation Committee amended the Company’s Corporate Officer Severance Plan, which covers the Company’s corporate officers, except its CEO.  This plan amendment only affects the payment of lump sums related to the Company’s annual cash incentive bonus under the Hospira, Inc. Performance Incentive Plan (“PIP”), and only addresses that portion of severance benefits to be received for the year of termination by the corporate officer when that officer is involuntarily terminated without cause. Previously, in addition to other benefits, the executive officer would receive a pro rata annual incentive bonus award through the date of termination, with the determination of the amount of such award based on an assumption that the target level of performance had been achieved. Instead of payment based on target, the amendment provides that, for the year of employment termination, a corporate officer who participates in the PIP will receive a pro rata annual incentive bonus award, if any, through the date of termination based on actual performance, as determined under the PIP. This amendment is not being made with the purpose of changing the total severance benefits paid to an executive officer. Rather, it is being made to eliminate a potential issue concerning compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended. The total severance benefits paid to a corporate officer could be more or less after this amendment, depending upon the circumstances at the time of termination.

The descriptions of the actions taken by the Board of Directors and Compensation Committee are qualified in all respects by reference to the recoupment policy and amendments to the plans, which are filed herewith.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit

10.1	Executive Compensation Recovery Policy
10.2	Hospira Non-Qualified Savings and Investment Plan, as amended.
10.3	Hospira Corporate Officer Severance Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Dated: December 14, 2009	/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit

10.1	Executive Compensation Recovery Policy
10.2	Hospira Non-Qualified Savings and Investment Plan, as amended
10.3	Hospira Corporate Officer Severance Plan, as amended